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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): October 25, 2000



                           CROSS TIMBERS OIL COMPANY
            (Exact name of registrant as specified in its charter)



         Delaware                       1-10662                  75-2347769
 (State or other jurisdiction    (Commission File Number)      (IRS Employer
    of incorporation)                                       Identification No.)



     810 Houston Street, Suite 2000, Fort Worth, Texas             76102
     (Address of principal executive offices)                   (Zip Code)



                                (817) 870-2800
             (Registrant's telephone number, including area code)
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Item 5.   Other Events.

Earnings Release for Third Quarter 2000

          On October 25, 2000, the Company issued a press release with respect to its financial results for the third quarter of 2000, a copy of which is filed as Exhibit 99.1 hereto.

Common Stock Offering

          On November 17, 2000, the Company announced the sale of six million shares of its common stock in an underwritten public offering (its "Offering"). The Company will use the proceeds of the Offering to reduce outstanding indebtedness by approximately $115 million. In connection with the Offering, the Company entered into an Underwriting Agreement, a copy of which is filed as
Exhibit 1.1 hereto and issued a press release, a copy of which is filed as
Exhibit 99.2 hereto.

Item 7.   Financial Statements and Exhibits.

(c)       Exhibits.

          The following exhibits are filed as part of this Current Report on Form 8-K:

          Exhibit Number and Description

          1.1   Underwriting Agreement between the Company and Lehman Brothers
                Inc.

          99.1  Press Release dated October 25, 2000

          99.2  Press Release dated November 17, 2000

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CROSS TIMBERS OIL COMPANY


Date: November 20, 2000             By:   LOUIS G. BALDWIN
                                        ----------------------------
                                          Louis G. Baldwin
                                          Executive Vice President and
                                            Chief Financial Officer

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                                 EXHIBIT INDEX


      Exhibit Number and Description

1.1   Underwriting Agreement between the Company and Lehman Brothers Inc.

99.1  Press Release dated October 25, 2000

99.2  Press Release dated November 17, 2000

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